CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statements Nos. 33-49660, 33-62331, 333-12089, 333-26587, 333-124485, and 333-160310 on Form S-8 of our reports dated March 16, 2010, relating to the financial statements and financial statement schedule of P. H. Glatfelter Company and subsidiaries, and the effectiveness of P. H. Glatfelter Company’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of P. H. Glatfelter Company for the year ended December 31, 2009.

/s/DELOITTE & TOUCHE LLP

Philadelphia, Pennsylvania
March 16, 2010